                           UNITED STATES OF AMERICA
                                  BEFORE THE
                      SECURITIES AND EXCHANGE COMMISSION


                                                         August 2, 1989

-------------------------------------------------
In the Matter of  American Solid Fuel, Inc.
    Issuer(s)     1209 Orange Street                     ORDER DECLARING THE
                  Wilmington, Delaware 19801             REGISTRATION STATEMENT
                                                         EFFECTIVE PURSUANT TO
                                                         SECTION 8(a) OF THE
                                                         SECURITIES ACT OF 1933,
                                                         AS AMENDED

File No(s)        33-26767

-------------------------------------------------

      Request having been made that the registration statement referred to in the caption hereof be made effective pursuant to Section 8(a) of the Securities Act of 1933.


      IT IS ORDERED that the said statement is hereby declared effective at
                                                                  12:00 NOON
                                                                  August 2, 1989

      For the Commission, by the Division of Corporation Finance, pursuant to delegated authority.

                                              /s/ SHIRLEY E. HOLLIS

                                              By: Shirley E. Hollis
                                                  Assistant Secretary

                                                  Jonathan G. Katz
                                                     Secretary

                                --------------
                                  89 16 6509
                                --------------
                                                       -------------------------
                                                            OMB APPROVAL
                                                       -------------------------
                                                       OMB Number 3235 0098
                                                       Expires November 30, 1989
                                                       -------------------------

                          PRE-EFFECTIVE AMENDMENT #2

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-18

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          AMERICAN SOLID FUEL, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
--------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                   Unknown
--------------------------------------------------------------------------------
           (Primary Standard Industrial Classification Code Number)

                                 Applied for
--------------------------------------------------------------------------------
                   (I.R.S. Employer Identification Number)

                  1209 Orange St. Wilmington, Delaware 19801
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             1610 So. Industrial Road, Salt Lake City, Utah 84104
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                                 Telephone (3 3) 839-1785
  The Corporation Trust Company, 1209 Orange St., Wilmington, Delaware 19801
--------------------------------------------------------------------------------
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  June 1989
--------------------------------------------------------------------------------
      (Approximate date of commencement of proposed sale to the public)


                       Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------
   Title of Each Class                         Proposed Maximum          Proposed Maximum
    of Securities to       Amount to be            Offering                 Aggregate            Amount of
     be Registered          Registered          Price Per Unit            Offering Price      Registration Fee
-----------------------------------------------------------------------------------------------------------------
        Common             10,000,000               $ .015                   $150,000               $100

                   Exhibit Index......44

                             CROSS REFERENCE INDEX

                                     PART I
ITEM 1.         Forepart of the Registration Statement
And Outside Front Cover Page of
Prospectus                                                      Pages 1,4
ITEM 2.         Inside Front and Outside Back Cover
Pages of Prospectus.                                            Page 5,6
39
ITEM 3.         Summary Information and Risk Factors.           Page 7,8
ITEM 4.         Use of Proceeds.                                Page 17
ITEM 5.         Determination of Offering Price.                Page 14
ITEM 6.         Dilution.                                       Page 15
ITEM 7.         Selling Security Holders. PW R/A
ITEM 8.         Plan of Distribution.                           Page 23
ITEM 9.         Level Proceedings.                              Page 29
ITEM 10.        Directors and Executive Officers.               Page 18
ITEM 11. Security Ownership of Certain
Beneficial Owners and Management.                               Page 18
ITEM 12.        Description of the Securities
to Be Registered                                                Page 27
ITEM13          Interest of Named Experts and
Counsel.                                                        Page N/A

ITEM 14.        Statement as to Indemnification                 Page N/A

ITEM 15.        Organization Within Five Years.                 Page 7

ITEM 16.        Description of Business.                        Page 21

ITEM 17.        Description of Property.                        Page N/A

ITEM 18.        Interest of Management and
                Owners In Certain Transactions.                 Page 18

ITEM 19.        Certain Market Information.                     Page 21

ITEM 20.        Executive Compensation.                         Page 26

ITEM 21.        Financial Statements.                           Page 29 a

                                    PART Il

ITEM 22.        Indemnification of Directors
                and Officers.                                   Page 40

ITEM 23.        Other Expenses of Issuance and
                Distribution                                    Page 42

ITEM 24.        Recent Sales of Unregistered
                Securities.                                     Page 43

ITEM 25.        Exhibit Index.                                  Page 44

ITEM 26.        Undertakings                                    Page 66

ITEM 27         Signature                                       Page 68

                                   PROSPECTUS

                                      FOR
                            AMERICAN SOLID FUEL, INC
                               1209 Orange Street
                           Wilmington, Delaware 19801

              10,000,000 Shares of Common Stock ($.001 Par Value)

      American Solid Fuel, Inc., (hereinafter the "Company") hereby offers for sale through the Company's President, Tommy D. Masek, up to 10,000,000 shares of Common Stock (the "Shares") at the cash price of $.015 per share.

      Prior to this Offering, there has been no public market for the Company's Shares of Common Stock and no assurance can be given that one will develop. The offering price has been arbitrarily determined by the Company and bears no relationship to the Company's worth, or any other recognized criteria of value.

      The Shares are being offered on the "best efforts" minimum-maximum basis. If less than the minimal shares are sold, all funds will be promptly returned to the subscribers without deduction or interest. Subscribers' funds are refundable only in the event the minimum shares offered hereunder are not offered and sold prior to the expiration of nine months from the effective date hereof. All checks for purchase of shares hereunder must be made payable to Brighton Bank as Escrow Aden.. (See Plan of Distribution and Escrow".)

THESE SECURTIES INVOLVE A VERY HIGH DEGREE OF RISK AND SUBSTAMTIAL DILUTION. THE ISSUER HA.S ABSOLUTELY NO PLAN FOR THE EXPENDITURE OF THE PUBLIC FUNDS SOUGHT TO BE RAISED HEREUNDER. POTENTIAL PUCHASERS SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY CAN AFFORD THE RISK OF LOSING THEIR ENTIRE INVESTMENT. MEMBERS OF MANAGMENT HAVE NO SUBSTANTIAL EXPERIENCE WHATSOEVER IN MANAAGING A PUBLIC COMPANY OR THE TYPE OF INVESTMENT BUSINESS CONTEMPLATED HEREIN (See "Risk Factors.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANFE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECUTS. ANY REPRESENTATION TO THE CONTRACT IS A CRIMININAL OFFENSE.

---------------------------------------------------------------------------
                                 Underwriting Offering
                 Offering        Discounts and              Proceeds to
                 Price           Commissions (2)            Company (3)
Per Share        $      0.015          -0-                      $    0.015
Minimum (1)      $     75,000          -0-                      $75,000.00
Maximum          $ 150,000.00          -0-                     $150,000.00
---------------------------------------------------------------------------

(Footnotes are on the following pages

                                  UNDERWRITER:
                  THE COMPANY WILL ACT AS ITS OWN UNDERWRITER
                           AMERICAN SOLID FUEL, INC.
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801

                The date of this Prospectus is __________, 1988.

Notes to Distribution Table

(1) Tommy D. Masek, the Company's President and a Director, has agreed to use his "best efforts" to sell the Shares offered hereunder on a minimum-maximum; basis within nine (9) months from the date of this Prospectus. If at least Five million (5,00,000) Shares are not sold within a nine (9) month period, funds received from subscriptions will be promptly returned to subscribers in full without payment of interest thereon or deduction therefrom. All funds received from this Offering will be deposited within three business days following receipt with Brighten Bank, as B3crow Agent. In the event the minimum amount of $75,000 is received within nine (9) months from the effective date hereof, all funds will be disbursed from the escrow to the Company, less the Escrow Agent's fees. Provided the Shares offered are sold, all funds received thereafter prior to the expiration of the nine (9) month period will not be subject to escrow. This Offering will terminate on or before the expiration of nine
    (9) months from the effective date hereof, regardless of whether the minimum or maximum number of shares have been offered and Bold. (See "Plan of Distribution and Escrow")

(2) No commission will be paid in connection with the offer and sale of the Shares offered hereunder. All offers of the securities described herein will be made through the Company's President, Tommy D. Masek, who has agreed to pay his own day-to-day sales expenses.

(3) These amounts represent the proceeds to the Company after deduction of offering expenses of approximately $12,500 for leg3l and accounting fees, printing costs, filing fees, and other miscellaneous expenses.

THE SHARES ARE OFFERED SUBJECT TO PRIOR SALE, ACCEPTANCE OF AN OFFER TO PURCHASE AND TO WITHDRAWAL OR CANCELLATION OF THE OFFERINC WITHOUT NOTICE.

UNTIL _____________, A DEALER AFFECTING TRANSACTIONS IN THE SHARE OF THE COMPANY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBITION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSEPCTIUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLID ALLOTMENTS OR SUBSCRIPTIONS.

NO OFFICER OR DIRECTOR OF THE COMPANY OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSECPTUS AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTAION MUST BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AB OFFER OT SELL OT A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURSDICITION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

      The following information is qualified in its entirety by the information appearing elsewhere in this Prospectus.

THE COMPANY

      American Solid Fuel, Inc., (the "Company"), whose principal office is located at 1610 So. Industrial Road, Salt Lake City, Utah 84104 (801) 972-4488, was incorporated on August 16, 1988 under the laws of the State of Delaware to raise capital and to look for investments and business endeavors in any industry. There are no present plans or commitments with respect to any given business or industry and no assurance can be given that the Company will be able to acquire an interest in an as yet unidentified industry, that, if acquired, will be successful. (See "Proposed Business".)

THE OFFERING

ISSUER..................................American Solid Fuel, Inc.
                                        1209 Orange Street
                                        Wilmington, Delaware 19801

SECURITIES OFFERED......................10,000,000 Shares of Common Stock

PRICE PER SHARE.........................$0.015 ($.001 Par Value)

PROPOSED BUSINESS.......................The Company has not yet engaged in any substantive business activities.
                                        The Company will attempt to acquire
                                        assets and properties in one or more
                                        as yet unidentified industries. The
                                        Company presently has no specified
                                        type of business, asset or property
                                        contemplated to be acquired.

USE OF PROCEEDS.........................The proceeds of this Offering are not specifically allocated and the
                                        net proceeds will be used to acquire
                                        assets, properties, products or an
                                        existing company, deemed by Management
                                        in their best judgment to have a
                                        profitable future.

UNDERWRITER.............................Tommy D. Masek, the Company's President,
                                        has agreed to use his "best efforts"
                                        to offer and sell the securities
                                        described herein.

TRANSFER AGENT..........................OTC Stock Transfer Inc.
                                        231 East 2100 South
 ........................................Salt Lake City, Utah 84105

ESCROW AGENT............................Brighton Bank
                                        7101 South Highland Drive
                                        Salt Lake City, Utah 84121

ALLOCATION OF GROSS PROCEEDS............Description     Minimum         Maximum
Gross proceeds from Underwriting                        $75,000         $150,00
Sale of Stock to Promoters                              $12,500         $12,500
           TOTAL                                        $87,500         $162,500
Expenses                                                $12,500         $12,500
Net Proceeds                                            $75,000         $150,000

--------------------------------------------------------------------------------
                  INTRODUCTORY STATEMTEMENTS AND RISK FACTORS
--------------------------------------------------------------------------------

      American Solid Fuel, Inc., (hereinafter "Company"), was organized for the purpose of engaging in the transaction of any and all types of assets, properties and businesses. The Company intends to look for acquisition possibilities across the United States and to make such acquisitions as its limited assets will allow. It is very likely that the Company will also issue stock in connection with a business acquisition. (See "Proposed Business")

      The Company has no operating history and no representation is made nor is any Intended that the Company will be able to carry on its activities profitably. The viability of the proposed business is dependent upon sufficient funds being realized by the Company from this Offering, of which there is no assurance. Management of the Company believes that the minimum proceed amounts will be sufficient to allow the Company to engage in its proposed business. No assurance can be given that the Company will have the ability to acquire assets, businesses or properties with any value to the Company.

RISK FACTORS

      Any person contemplating an investment In the securities offered herein should be aware of the risk factors of the Offering and should consider, among others, those factors set forth below.

RISKS DUE TO NATURE OF COMPANY'S PROPOSED PLAN OF OPERATIONS

      1. NO PLAN FOR EXPENDITURE OF FUNDS. Except for the anticpipated expenditure of certain funds derived from this Offering, if any, regarding estimated costs for legal and accounting, consultants, telephone and travel, and general and administrative overhead, no plans have been made by the Management of the Company for the expedenture of the remaining funds received in this Offering. (See "Use of Proceeds"). No specific industry or area of business has been determined as a potential recipient of all or a portion of the proceeds to be derived from this Offering. Management may not have the experience or skills necessary to make a judgment in any industry chosen. The nature of this

Offering, therefore, involves a high degree of risk and should not be invested in by anyone who cannot afford the loss of his or her entire investment,

      2. BLIND POOL. Inasmuch as Management of the Company does not have any specific assets, businesses or properties contemplated for purchase with the proceeds of this Offering and therefore, the proceeds are not specifically allocated, an investment in the common stock of the Company involves an extremely high degree of risk. The Company's proposed business constitutes in fact a "blind pool" over which the stockholders will have no control. Stockholders must rely upon Management of the Company -to properly expend the funds of the Company in accordance with the standards set forth herein. The proceeds will be held until such time as assets or properties can be acquired, or will be used to develop arty asset which is acquired. Pending property acquisitions, the funds will be held in interest-bearing accounts or invested in short-term government obligations. ("See Proposed Business").

      3. SHAREHOLDERS LIABILITY TO APPROVE OR DISAPPROVE USE OF PROCEEDS. The Company's officers and directors will determine how the proceeds derived from this Offering, if any. are to be expended. Shareholders of the Company may be excluded from the decision-making process as to now a material portion of the proceeds derived from this Offering will be spent, and must therefore, depend upon the prudent business judgment of the Company's officers and directors. The Company's officers and directors are independent in terms of identify/negotiating and developing the purchase of an interest in a product, asset or existing business entity. Nevertheless, shareholders can be precluded from interjecting their respective views and opinions as to the advisability of acquiring an interest in as such product, asset or existing business entity. ("See Use of Proceeds").

      4. SUBSTANTIAL TIME MAY PASS BEFORE THE COMPANY CONDUCTS ANY ACTIVE BUSINESS. No estimates can be given as to the timing with respect to business acquisitions. However, it is the intent of Management to look for and make acquisitions within 12 months from -the close of this Offering. It is possible however, that the Company may take several years before it finds a business activity which Management selects to have the Company participate in. In such an event a substantial portion of the proceeds of this Offering would be expended for overhead expenses. (See "Proposed Business" and "Use of Proceeds".)

      5. LACK OF EXPERIENCE OF MANAGEMENT. Management of the company has only the limited business experience as set forth herein. The Company Management has no substantive experience in managing a public company or in looking for business investments. The Board of Directors may rely heavily on the advice of independent consultants including attorneys and independent accountants to evaluate proposed acquisitions. (See "Management.")

      6. CONFLICTS OF INTEREST. The Officers and Directors of the Company will devote the majority of their time to their own full-time employment, as well as time expended on other business opportunities and projects that are not expected to compete directly or indirectly with the Company.

      It is not anticipated that in terms of future business operations there will be any business activities or interdealing between any officer and director of the Company, their affiliates and the Company. In the event an officer, director or an affiliate of the Company is afforded the opportunity to present to the Company a proposed business opportunity of whatever nature, it would be anticipated the parties, the Company and any such officer, director or affiliate would deal on terms similar to the competitive conditions existing in the open marketplace. As of the effective date thereof, no officer, director or affiliate of the Company has any assets or business opportunities for potential review or any other business opportunity any such person contemplates offering to the Company in which any officer, director or affiliate of the Company has a material interest, either directly or indirectly.

      Other conflicts may arise by virtue of business opportunities that become known to one or more members of management or their affiliates, but are not subsequently offered to the Company for one of many reasons. Management is aware of its fiduciary responsibility to the Company and its shareholders, and intends to offer to the Company all prospects of which they are aware that may be of potential benefit to the Company, provided the Company has the realistic financial capability to become involved with any business opportunity. The officers and directors have Weed to provide the Company with the first right to review future business opportunities provided the Company is capable of taking advantage of the opportunity. The officers and directors hope to avoid conflicts by discussing among themselves the available business opportunities each has encountered and acting as rapidly as possible to utilize those ventures which would benefit the Company.

      No assurance can be given that any conflict of interest with respect to time expended for and on behalf of the Company's affairs and each Officer's and Director's full-time employment, or that any conflict with respect to the fiduciary obligation of any member of management to present potential business opportunities to the Company, will be resolved in favor of the Company. Management of the Company has been advised that should Management fail to act in the best interest of the Company and its shareholders with respect to corporate opportunities, failure to do so could result in personal liability to any one or more members of the Company's management. There are not formal provisions which have been provided for resolving the actual and potential conflicts of management beyond management's fiduciary responsibilities under applicable state law.("See Conflicts of Interest").

      7. LACK OF BUSINESS OPPORTUNITIES. Although the Company will use efforts by consultants and by Management to attempt to locate potential business prospects, there is no assurance that any business or assets worthy of even preliminary investigation will come to its attention, or that any significant amount of funds will be expended in the actual acquisition of assets. ("See Proposed Business").

      8. LIMITED CAPITAL. The amount of capital necessary to acquire and/or develop a successful business in today's economy will limit the Company's participation in most ventures to those of modest cash requirements and therefore, a limited potential return. With limited funds available, additional financing may be required.

      Any expenditure of a portion of the proceeds derived from this Offering that is utilized in the investigation to determine the viability of a particular business opportunity may substantially diminish the Company's cash reserves should a particular business opportunity be deemed by Management to be unsuitable for an investment of any further portion of the Company's funds, and will accordingly, diminish the Company's ability to expend the required funds to adequately investigate future business opportunities.

      In all likelihood, any product, asset or existing business entity acquired by the Company, will likely be a result of the desire of the persons controlling such product, asset or existing business entity to establish a public trading market for the Company's common stock, as opposed to desire such persons to establish a business relationship with the Company for the sole or primary reason of utilizing the Company's remaining cash reserves. (See "Use of Proceeds").

      9. LOSS FROM EXMINATION AND INVESTIGATION. The Company will probably expend funds in the preliminary investigation or examination of assets, business or properties and determine that the same has little or no value, in which case the monies spent on investigation will be a total loss. It is possible that the Company may expend all of the proceeds derived from this Offering to locate, investigate and determine suitability of a business opportunity and not actually consummate one or more transactions whereby the Company would acquire any rights or property(s) at all. ("See Proposed -Business").

      10. TIME DEVOTED BY MANAGEMENT AND OTHER PERSONNEL. All of the Officers and Directors of the Company have other full-time employment and it is not presently contemplated that any of the Company's Officers and Directors will devote more than 10% (from 4 to 10 hours per week) of their time to the affairs of the Company, except, on an "as needed" basis. Inasmuch as Management will not receive any remuneration for their efforts until such time as revenues are generated from operations, the only incentive to Management to make the Company successful stems from being a shareholder. Management intends to analyze potential business ventures themselves. However, in some circumstances, experts or consultants may be retained and compensated by management. No one in management is a professional business analyst, and in fact management has no experience in analyzing potential business ventures. ("See Management").

      11. COMPETITION. There is intense competition for assets, properties, and businesses which have potential or are successful. Many firms or persons competing for those business opportunities are far better financed and have a much larger staff of personnel than the Company. The Company may also become involved in one or more specific businesses which also face intense competition from entities and with greater overall resources than the Company.("See Proposed Business").

      12.  UNKNOWN FACTORS.   By its nature, the search for potentially
profitable assets and businesses is highly speculative and is subject to great risks which even a combination of experience, market and business information, or careful study cannot always overcome.("See Proposed Business").

      13. SHAREHOLDERS', DISSENTERS' AND APPRAISAL RIGHTS. In the event the Company enters into the business combination. the objective of which is to acquire an existing business entity or substantially all of the assets of an existing business entity, Delaware Law does not provide for dissenters' rights or appraisal rights, except in the case of a "statutory merger" whereby the Company would acquire all of the issued and outstanding shares of an existing entity and in which it is contemplated the entity acquired by the Company would. be immediately dissolved pursuant to law. Shareholders are not afforded the opportunity to demand of the Company the right to dissent to as if such proposed merger or otherwise demand an appraisal of the value of their existing shares. Except in the case of a "statutory merger", shareholders are dependent upon the business judgment of the Company's officers and directors as to the decision to enter into any agreement that contemplates the acquisition of an existing business entity as a wholly-owned subsidiary of the Company, or as the case may be, the acquisition of all or substantially all of the assets of an existing business entity and the assumption of the liabilities of that entity. ("See Description of Common Stocks").

      14. PROBABLE LACK OF INVESTMENT DIVERSIFICATION. Considering the limited capital resource of the Company, It is more likely than not the Company will exhaust its limited capital resources in the acquisition of an interest In or the ownership of a product, asset, or existing business entity, thereby precluding the Company from diversifying its business interests in a related or non-related field. No assurance can be given that the Company will in any event acquire an interest in the ownership of any such product, asset or existing business entity.("See Use of Proceeds").

      15. CHANGE IN CONTROL. Based upon the historical performance of companies having the same or similar purposes as these of the Company, it is likely should the Company acquire the ownership or an Interest in a product, asset or existing entity that a change In management and control of the Company will occur, and that with respect to any such change in control, shareholders of the Company my not be afforded the opportunity to approve future management.("See Proposed Business").

RISKS INHERENT IN A NEW COMPANY

      16. NO OPERATING HISTORY The Company has only been in existence since August 16, 1968. It has no operational history and has yet to engage in any business of any kind. All risks inherent in a new and inexperienced enterprise are inherent in the Company's business. The Company has riot made a formal study of the economic potential of any business. The Company has no assets or business opportunities presently being contemplated for acquisition. ("See Proposed Business").

      17. NO UNDERWRITING AGREEMENT. There is no commitment of any kind on the part of anyone to purchase all or any part of the sham being offered. Consequently, the Company can give no assurance that all or any part of the shares will be sold. However, the escrow arrangements provide that unless the minimum escrow of $75,000 is deposited within nine (9) months from the date of this Prospectus, the proceeds will be returned promptly in full 'to the subscribers without interest thereon or deduction therefrom. Thus, an investor could invest money in the Company for as long as nine (9) months and have the money returned without interest.("See Plan of Distribution").

      18. ADVERSE EFFECT OF SALE OF LESS THAN THE MAXIMUM NUMBER OF SHARES. In the event that at least the minimum number of shares are sold but less than the maximum number, the proposed operations of the Company would be adversely affected and reduced, and may require additional financing for which the Company has not arranged. If the Company's initial business operations are not successful and the Company is unable to generate revenues or obtain additional financing, an investment in the Company's common stock could result in a total loss. ("See Plan of Distribution").

GENERAL RISKS

      19. BENEFITS REALIZED BY ORIGINAL Stockholder's Each purchaser of common stock in this Offering will suffer a substantial dilution in the book value per share as compared to the purchase price. The Company's presently outstanding equity securities are owned by its original stockholders (see "Management"). If the Company's future operations are successful, such persona will realize the principal benefits, if any, of the Company's growth. If the Company's future operations are unsuccessful, the persons who purchased the shares offered hereby will sustain the principal losses of their cash investment (See "Dilution").

      20. POSSIBLE RULE 144 SALES. A total of 3,750,000 shares of common stock have been issued by the Company prior to this Offering to its present Officers, Directors and founders. These securities my be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended, which provides, in essence, that officers and directors and others holding restricted securities (such as those described above may each sell through brokerage transactions, an amount equal to 1% of the Company's outstanding securities every ninety days, provided the saw have been held for a period of no less than two years from the date the securities were fully paid for. Consequently, the possible sale of the 3,750,000 restricted shares held by Management under Rule 144, commencing in __________, could have a depressive effect on the price of the Company stock in the over-the-counter market, provided such a market exists. Shares of the Company's stock first become eligible for Rule 144 sales in ________. ("See Management").

      21. ISSUANCE OF ADDITIONAL SHARES AND DILUTION OF OWNERSHIP TO PUBLIC STOCKHOLDERS. In the event the maximum of 10,000,000 shares are sold, at the conclusion of the Offering, there will be issued and outstanding an aggregate of 13,750,000 common shares, leaving an aggregate of 36,250,000 authorized but unissued common shares in the Company's treasury. It is probable that in the course of the Company acquiring a product, assets, or existing business entity, that an undetermined number of authorized but unissued shares will be to one or more persons controlling any such products, asset or existing business entity, the effect of which would likely reduce the total of control held by public shareholders following the conclusion of the Offering. In addition, if management of the Company determined to issue any substantial number of authorized but unissued shares to any such person, public shareholders may suffer additional substantial. dilution to the value of their shares immediately following the conclusion of the Offering.

      There are presently no commitments, contracts, understanding or agreements with respect to the issuance of any additional common shares to any persons.("See Proposed Business").

      22.  EFFECT IS LESS THAN MINIMUM SHARES ARE OFFERED AND SOLD.   If, in
the event less than the minimum of 5,000,000 common shares are offered and sold on or before the expiration of nine months from the effective daze hereof, all funds received from public sales will promptly be returned to public investors in full by the Company's Escrow Agent without interest or deduction. Should less than the minimum number of shares be offered and sold, public investors' funds could be held on deposit by the Company's Escrow Agent for a period of approximately 9 months or less without interest accruing to the benefit of public investors.("See Plan of Distribution").

      23. ARBITRARY OFFERING PRICE OF SECURITIES. The offering price of $.015 per share was arbitrarily determined by the Company. The price has no relationship to the assets of the Company or other recognized criteria of value. rile price does not represent that the stock could be resold at that price or that it will ever have a market value at that price.("See Dilution").

      24. NO DIVIDENDS. The Company has paid no dividends to date and does not intend to pay cash dividends in the foreseeable future. Management presently intends to retain any earnings to help finance development of the Company's business. Future dividend policy wil1 depend upon earnings, if any, capital requirements and other factors. ("See Dividends").

      25. LACK OF PUBLIC MARKET. There is presently no public market for the Company's securities and no assurance can be given one will develop at the conclusion of this Offering, or, if developed, that it will continue. No broker-dealer has agreed to make a market in the company's stock and the absence of an established broker-dealer in the public offering substantially reduces the likelihood that any broker-dealer will be willing to cake a market in the stock in the future.("See Plan Distribution").

      26. INVESTMENT COMPANY ACT OF 1940. Management will make every effort to keep the Company from being classified as an "Investment Company" under the Investment Company Act of 1940. If deemed to be an investment company without registration as such under the 1940 Act, it could result in civil liability and criminal penalties to controlling persons in certain instances, as well as civil liabilities and unenforcibility of contracts with regard to the Company.("See Acquisition Restrictions").

--------------------------------------------------------------------------------
                                    DILUTION
--------------------------------------------------------------------------------

      As of September 1. 1988, the Company had a total 3,750,000 shares of common stock issued and outstanding with a net tangible book value of $2,503 or approximately $.00067 per share.

      Assuming the sale of the maximum 10,000,000 shares offered at a price of $.015 per share, a total of 13,750,000 shares vil.1 be issued and outstanding with a net tangible book value of $150,00O or $.01091 per share. Assuming the sale of the minimum 5,000,000 at as offered, a total of 8,750,ODO shares will be issued and outstanding with a net tangible book value of approximately $75,000 or $.00857 per share. Assuming the maximum shares sold, public investors will experience an immediate dilution of $.00409 per share (27.3%). Assuming the sale of the minimum shares offered, public investors will experience an immediate dilution of $.00643 per share (42.9%). The Company's present shareholder will experience an immediate increase In the net tangible book value of the common shares held by them of maximum shares are sold, and $.00524 per share If the minimum shares are sold.

      Net tangible book value per share is obtained by subtracting the total liabilities from total tangible assets (total assets less intangible assets). Dilution is the difference between the public offering price and the net tangible book value of shares immediately after the offering.

      The following charts illustrate the public offering price, dilution to public investors, and gain in net tangible book value to existing investors.

MINIMUM

57.1% Amount of Equity Purchased by Public Investors for $75,000

42.9% Amount of Equity Purchased by One Present Shareholder for $12,500

MAXIMUM

72.7% Amount of Equity Purchased by Public for $150,000

27.3% Amount of Equity Purchased by One Present Shareholder for $12,500


                                                        NET TANGIBLE BOOK VALUE
                          DILUTION PER SHARE             Per Share, After Sale
                        Minimum         Maximum         Minimum         Maximum
$.015
     ----------------------------------------------------------------------------
$.012
     -------
$.009
     -------
$.006
     -------
$.003
     -------
$.000
     ----------------------------------------------------------------------------
     Offering Price     $.00643         $.00409          $.00857         $.01091
     $.015 Per Share

--------------------------------------------------------------------------------
                                USE OF PROCEEDS
--------------------------------------------------------------------------------

      The net proceeds derived from this Offering will be no less than $75,000 and up to $150,000 depending on the total number of shares sold. It is not anticipated that other funds will be necessary to accomplish the purposes of the company. Management's allocation of proceeds as set forth below represents only an estimate as to how the proceeds will be generally allocated for the first twelve months after the completion of this offering. Inasmuch as management of the Company has not as yet identified any specific business endeavor, and is otherwise unable to predict precise allocations for use of any proceeds derived from this Offering, the allocation set forth below is subject to change if the Management in their sole discretion may so determine, based upon prudent business judgment.

                                       MINIMUM AMOUNT          MAXIMUM AMOUNT
           DESCRIPTION                  OF OFFEREING            OF OFFERING
Total Proceeds of Underwriting and
  Sales Stock to Promoters (1)               $87,500                 $162,500
Offering Expenses: Filing Fees
  Legal, Accounting, etc. (2)                $12,500                  $12,500

NET PROCEEDS .................               $75,000                 $150,000

Legal & Accounting (3)........                $5,000                   $5,000
Independent Consultants (4)...                 2,000                    6,000
Telephone and Travel (5)......                 3,000                    6,000
General & Administrative Overhead (6)          3,000                    6,000
Funds available for working
  capital and investment purposes (7)         62,000                  127,000

TOTAL EXPENDITURES AND
  WORKIING CAPITAL.                          $87,500                 $162,500

      (1) No commission will be paid in connection with the offer and sale of the securities described herein. The Company's common stock will be offered and sold by its President, Tommy D. Masek, who has agreed to pay his own day-to-day sales expenses.

      (2) This sum represents the estimated expenses of the Offering, including legal, accounting, printing, filing fees, transfer agent fees and other miscellaneous expenses.

      (3) Inasmuch as the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934. they have estimated the amount necessary, after discussions with attorneys and accountants, to meet these obligations for one year.

      (4) The Company may retain and compensate one or more independent consultants to investigate, review, and analyze assets, properties, products, and business for acquisition by the Company. No specific consultants are presently under consideration or identified by the Company. Although the amount allocated for retaining consultants is relatively small, Management believes that any such consultant can be retained on a one-time basis that will cumulatively not exceed use amounts.

      (5) Estimated costs based on the judgment of Management as to the approximate sum needed for travel and phone expense to investigate, solicit and review one or more various business proposals.

      (6) The Company anticipates incurring office expenses such as telephone expense, supplies, and part-time clerical help.

      (7) The Company anticipates expending the greater portion of any proceeds derived from this Offering to acquire an interest in one or More properties, projects, or as the case may be, acquire a majority interest in an ongoing existing business enterprise.

      The major portion of the proceeds not required for immediate expenditure will be deposited in an interest-bearing account or invested in short-term government notes, treasury bills or similar obligations of financial institutions.

--------------------------------------------------------------------------------
                                  MANAGEMENT
--------------------------------------------------------------------------------

DIRECTORS AND OFFICERS

      The Directors and Executive Officers of the Company are set forth below, including information relative to their ownership or common stock and remuneration:

                                         Present         % Owned in Event
                                    No. of          Offering is Sold
Name and                            Shares                                    Consideration
Resident Address          Positions     Owned & %        Minimum      Maximum           Paid
Tommy D. Masek            President     3,750,000        42.9%        27.3%           $12500
3810 So. Redwood Rd.      Director      (100%)
Suite 1031
West Valley City,
Utah 84119

William  Shea             Vice Pres.    -0-              -0-          -0-             -0-
2001 St. Mary's Dr.       Director
Salt Lake City, Utah 84106

Robert E. Libby Sec./Tress.             -0-              -0-          -0-             -0
546 E. 100 S.#12 Director
Salt Lake City,
Utah 84102

TOTAL Officer & Directors               3,750,000        42.9%        27.3%           $12500
as a Group                              (100%)

                                       15

PERSONAL HISTORY

Tommy D. Masek

      Since 1985, Tommy D. Masek (age 48) has been President and part owner of Chippewa Traders, Ltd. Mr. Masek managed the manufacturing of high quality stoker heating equipment. From January, 1984 to April 1965, Mr. Mask was the Colorado representative for Prill Manufacturing, a coal stoker heating manufacturer. Mr. Masek acted as a consultant from 1977-1984 in the area of satellite positive ion beam systems. he consulted for Hughes Research Laboratories and Tri-Con Associates From 1974-1977 Mr. Masek was head of the thruster systems section for Hughes Research Laboratories and was responsible for the design and fabrication activities relating 'to the 8-cm and 30-cm diameter thruster. Between 1972-1974 he was Project Engineer for Rockwell International Space Division and was involved in thermal control subsystems, stress and dynamics analyses. During the years from 1963 through 1971, he also worked actively in the field of electric propulsion and ion beam systems. Mr. Masek earned a B.S. in Aeronautical Engineering from the University of Colorado in 1962. He received a Master's degree from M.I.T. He has also taken Advanced Studies at U.C.L.A. He is a published author with 21 professional papers.

William E. Shea

      Since 1976 until the present, William E. Shea, (age 70) has been an independent management consultant working with law firms and with loan and trust departments of major banks. Mr. Shea has been involved in the evaluation, sale, liquidation, reorganization and financing of various businesses. He has been retained as a consultant by law firms and banks to deal with individual companies, working closely with the management of the company following the directions given him by the law firm or bank until the desired results have been obtained. He usually is responsible for making the arrangements for carrying out the liquidation, sale, reorganization or financing of the company he is working with. When the desired result is obtained, his services are terminated. From 1968 to 1976, Mr. Shea was Executive Vice-President of Wycoff Trucking Company Prom Ma to 1968, he was the managing partner of Margetts Tool and Casting Company. Between 1950 and 1958, he was the plant manager for the Stokermatic Company. From 1946 to 1950, he was involved in accounting and management for Charles Redd Enterprises.

      Mr. Shea attended the University of California at Berkley, the University of Nevada at Reno, and was graduated from the IDS Business College in Salt Lake City, Utah. He also was in the United States Air Force, during World War II.

Robert E. Libby

      Robert B. Libby (age 37) has an extensive background in accounting and bookkeeping. Between 1977 and the present, he has kept for various companies. These companies include B.I.G. & R. Auto Body, Inc.

of Nashua, New Hampshire, Transport Tire, Inc. of Salt Lake City, Utah, Mad Platter Imports of Salt Lake City, Utah, American &press Travel Related Services of Salt Lake City, Utah and Eli's Records and Tapes of Salt Lake City, Utah. From 1985 to tie present he has been responsible for the books for Chippewa Traders, Ltd., whose president and part owner is Tommy D. Masek. Mr. Libby also owned an interest in a retail record and tape store from 1981-1983. He earned a B.S. degree in Business Administration from the University of New Hampshire.

      Each of the foregoing persons is expected to retain his respective position until the next annual meeting of shareholders proposed to be held in September of each year. There are no arrangements, understandings or commitments between management and anyone else as to which management was or is to be selected to a particular office or position.

      It is not anticipated that any ore officer and director of the Company will devote more than 10% of his time to the affairs of the Company, except from time to time, as circumstances require.

      The Company has no employees, and except for the Company's three officers and directors, there are no other "promoters" or "parents", as those terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS AND PRINCIPAL STOCKHOLDERS

      As of the effective date of this Prospectus, the Company has no stockholders other than the Officers and Directors of the Company.

      The Company's officers and directors, in addition to acting in their official capacities, have also acted as the "promoters" and "founders" of the Company, and originally purchased Three Million Seven Hundred and Fifty Thousand (3,750,000) shares of unregistered common stock from the Company an September 1, 1988 for $12,500 or $.0033 per share. Certificates evidencing the common stock issued by the Company to these persons have all been stamped with a restrictive legend, with an subsequent transfer subject to a stop transfer order of the Company on file with the Company's transfer agent.

      None of the officers and directors have or proposes to have a direct or indirect material interest of whatever nature in any asset, product, project or existing business entity that may hereinafter be acquired by the Company other than as described herein.

CONFLICTS OF INTEREST

      Management does not expect to have any inter-dealings between themselves or their respective affiliates. However, if there are such dealings, the parties will deal on terms competitive in the market and on the same terms as either party would deal with an independent third person. Presently, none of the officers and directors of the Company have any assets or businesses for potential review or which they contemplate offering to the Company in which any officer or director of the Company has a material interest, either directly or indirectly.

      Other conflicts could arise by virtue of business opportunities which although presented to Management, are subsequently not offered to the Company, for one of many reasons. Management does, however, intend to offer to the Company all prospects of which they become aware and which they believe the Company has 'the financial capability to become involved with. Conflicts may also arise by virtue of the limited time the Company's officers and directors have to conduct the affairs of the Company.

      Although Management will make every effort to resolve any future conflicts of interest in favor of the Company, no assurance can be given that such will be the case. Generally recognized equitable principles of common law impose upon the Company's Management a fiduciary duty and obligation to act in the best interests of -the Company and its shareholders, and upon their failure to do so, Management could be subject to civil and criminal sanctions. Delaware law allows for derivative shareholders' duties and class action shareholders' suits that are calculated to afford shareholders both equitable and monetary relief in the event management of a company abuses its fiduciary obligations to the Company and its Shareholders. The cost of any derivative class action suit against the Company or any one of its members of Management is ordinarily prohibitive, and therefore, may not be an adequate remedy for a Shareholder(s) seeking to enforce a specific right or redress a specific complaint against the Company or any member of Management.

                               PROPOSED BUSINESS

INTRODUCTION

      The Company was organized for the purpose of seeking out one or more potential business ventures, without regard to biographical considerations, which, in the best prudent judgment of Management may warrant involvement, by the Company. Except as to the general restrictions discussed herein, discretion of the Company's Management is unrestricted and it may participate in any business venture it so determines. The company recognizes that because of its limited financial, analytical, managerial and other resources, the number of suitable potential business ventures which may be available to it will be extremely limited. A principal business objective will be to seek long-term. growth potential in the business venture in which it participates rather than to seek immediate, short-term earnings. The Company does not intend to restrict its search to any particular business or industry, and may include, but not be limited to high technology, manufacturing, natural resource, service, research and development, communications, transportation, insurance, brokerage, and finance, among others. In the event the Company acquires an existing business entity, only those business entities that can generate or provide no less than an audited balance sheet for its last fiscal year, and income statements and statements of changes in financial condition for that entity's last two (2) fiscal years will be considered. This restrictive criteria will limit the types of business entities which the Company could acquire to those firms which have previously had audited financial statements or that could without unreasonable delay or expense produce the minim- required audited balance sheet and required writing schedules.

      Even though management is inexperienced with respect to seeking out potential business ventures, it does not anticipate engaging to any material extent professional firms or persons specializing in business acquisitions or reorganizations. The Company intends to rely heavily on U-2 personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. Each officer and director intends to contact business associates and business entities informing them of the desire of we Company to review good business ventures. . The officers and directors will outline the requirements which must be met to qualify as a business in which the Company may have interest. Any businesses which meet the requirements will be referred to the officers or board of directors of the Company. The Company may also publish notices or advertisements seeking potential business ventures in financial or trade publications.

      It is possible that in the investigation of one or more specific business endeavors, the subsequent negotiation and drafting of relevant agreements, disclosure documents and other instruments will require substantial Management time and attention, as well as the incurring of substantial costs for accountants, attorneys and others. If the decision is made not to participate in a specific business endeavor, costs previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business venture, failure to consummate the transaction would likely in the loss to the Company of the related costs incurred.

      It is impossible to predict as of the date of this Prospectus, the status of any business venture in -which the Company may participate. Various unknown material factors include, among a myriad of others, whether a particular venture may need additional capital, merely desire to have its shares publicly traded, the venture's previous track record, the fitness of management, the present economic viability of the venture's business, as well as the long-term outlook for that venture to be profitable. The Company will not restrict its search for any specific kind of business ventures, but may acquire an interest in part of all of a venture that is in its preliminary development stage, or may participate in a business which is already in operation. or in a business in various stages of its corporate existence. The Company's proposed business endeavors may involve the acquisition of. or merger with a corporation which does not need substantial additional cash, but which desires to establish a public trading market for its common stock. The acquisition of complete ownership or interest in a product, asset or existing business entity that requires as part of the transaction an issuance of a large number of shares relative to the shares that will be issued and outstanding at the termination of the Offering, will most likely result in a change of control, voting power, and a likely dilution of the public shareholders: equity interest in the Company.

      Should the Company seek out or be solicited to participate in a company's operations through a reorganization, asset acquisition or merger, or some other means, it should be understood by prospective investors that the soliciting firma usually desire to do so to avoid what such firms may deem to be adverse factors related to becoming public company or undertaking a public offering. The most prevalent factors include substantial time requirements, legal and accounting costs, along with other conditions or requirements imposed by various state and federal laws. If the Company determines to reorganize or merge with an existing private company, public investors should recognize that the purchase of the shares offered hereunder may ultimately be less favorable under the foregoing criteria than If such an investor were investing in a private firm with. a specific business which was undertaking its own public offering.

      There are a number of factors that will be considered in the Company's decision to participate in a .9pecific business endeavor, including Management's analysis of the quality of the other firm's management personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological- changes, present financial condition, projected growth potential, and numerous owner factors which are difficult, if not impossible, to properly analyze using objective criteria. The results of operations of any specific firm to date, may not necessarily be indicative of what may occur in the future, by reason of changing marketing strategies, n1ant or product expansion, changing product emphasis, future management personnel and other factors. In the case of Business venture or one that is in a research and development mode, it should be emphasized that the Company -will incur further risks since the firm's management in many Instances will not have proved its abilities or effectiveness. A firm market for its products or services may yet to be establish, and no post track record exists, all of which indicate the profitability of the firm will be unproved and cannot be predicted with any certainty.

      The Company's Management, none of whom is a professional business analyst, will generally undertake to review and investigate W proposed business venture. No member of Management has any significant business experience or expertise in any type of business which is likely to be reviewed or investigated by the Company. Management will have to rely on their own, common sense and business judgment, as well as, from time to time, upon the advice of consultants to examine the various factors described herein. The recitation of the various factors to be considered by Management with regard to the acquisition of a potential business venture should not read as implying any experience or expertise on behalf of Management with respect to those factors. In analyzing a prospective business venture, Management will consider such matters as the firms available technical, financial and managerial resources, its working capital and other financial requirement, its history of operations, if any. Prospects for the future, the nature of present and expected competition, the quality and experience of the management services which way be available, the depth of the firm's management, the potential for further research, development or exploration, risk factors, potential for growth and expansion, potential for profit, the perceived public recognition or acceptance of products, services, trademarks, new identification, among other relevant factors. To the extent of the Company's limited financial, management and technical resources, as part of the Company's Investigation, Management will meet personally with management and key personnel of the firm sponsoring the business opportunity, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonably prudent measures calculated to ensure a reasonably thorough review of any particular business opportunity.

      The Company is unable to predict the timing as to when it may participate in any specific business endeavor, but fully expects that the review and investigation of one or more business endeavors may take several months or more. The Company anticipates that various proposed business ventures will be made available to the Company from not only its officers and directors, but professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. In certain cases, the Company may agree to pay a finder's fee or to otherwise compensate persons who are unaffiliated with the Company, but who submit a potential business endeavor in which the Company participates.

      No finder's fee or other fees will be paid to any person who is an officer, director or owner of record or to the knowledge of the Company owns beneficially ten percent (10%) or more of the Company's issued and outstanding stock.

      It is conceivable that the Company may acquire a business venture through a reorganization or merger that calls for the issuance of a part of the authorized but of the Company. Typically, it is the requirement of certain provisions of the United States Internal Revenue Code of 1954, as amended, particularly Sections 361 and 368, which specifically deal with business combinations, reorganizations and mergers, and the requirements thereof in order to obtain certain beneficial tax consequences, that is it highly probable, should the Company enter into such a business combination, reorganization or merger under either of the foregoing Sections, that sufficient unregistered Common Shares of the Company will be issued to those persons controlling a product, asset or existing business entity that would be equal to no less than eighty percent (") ownership of the then issued and outstanding shares of the Company at the conclusion of the business's transaction. eighty percent (80%) ownership of the Company would be transferred to any such persons in order to comply with the foregoing Sections of the Internal Revenue Code, as well as other sections of the Code and regulations promulgated thereunder. The issuance by the Company of sufficient shares equal to an eighty percent (80%) control of the Company may result in substantial dilution of the present public investors' equity in the Company. Vie Company's By-Laws, and Articles of Incorporation provide that the Company's board of Directors may issue from the authorized but unissued shares of the Company, any number of shares to persons related or not related to the Company, provided there is present valid consideration paid for the shares. In the event of arty of the foregoing transactions, a decision as to the issuance of any shares from the Company's authorized but unissued shares may be made at the sole discretion of Management, without any vote or approval by the shareholders of the Company. The issuance of any additional large block of shares may have an adverse affect on any trading market which may develop in the Company's securities in the future.

      The Company will not participate in a business endeavor wherein it invests the proceeds of -this offering in an affiliate of the Company or an affiliate of any one of its officers and directors.

      The Company has no formal business plan, and has conducted no economic studies relative to any particular area of business that it may ultimately engage in. Management has made the decision to pursue a public offering at this time inasmuch as it believes that if it has funds on hand, it can act core quickly and take advantage of business opportunities that may not be able to be postponed pending a public offering. No representation is made that Management of the Company has any particular expertise in connection with the proposed activities of the Company or any particular industry or business field. Management will attempt to locate, for and on behalf of the Company, assets, properties, products or ongoing businesses which it believes have the potential for successful development, and may include businesses, or assets related to manufacturing, retail and wholesale sales, investment development, natural resource development, or any other field of business or endeavor which Management may solicit or is presented with.

      The shareholders of the Company will be required to rely on the business judgment of Management in connection with the proper expenditure of the funds raised in this offering. It is not expected that shareholders for the Company will be consulted with respect to the expenditure of the proceeds of this offering, or in connection with any acquisition engaged in by the Company unless Management deems in its to be appropriate under the circumstances to ask for such shareholder approval.

      In the acquisition of any given business the Company may incur substantial indebtedness of that business. Which could alter the financial structure of the Company and expose a Company's shareholders to a greater risk of loss of their investment in the event of financial difficulty by the Company.

      Management intends to keep its shareholders appraised as to all material developments, which includes the entering into of a material transaction, changes in management the acquisition of a substantial asses, and other such matters.

ACQUISITION RESTRICTIONS

      As part of, its general business plan, the Company may engage in the business of acquiring other businesses, or art interest in one or more business ventures. It is the stated intention of Management to not acquire investment securities of another company except in those instances where that company would become wholly owned by the Company. Management will make every effort to keep the Company from being classified as an "Investment Company" under the Investment Company Act of 1940. If deemed to be an investment company without registration as such under the 1940 Act, it could result in civil liability and criminal penalties to controlling persons in certain instances, as well as civil liabilities and unenforcibility of contracts with regard to the Company. In this regard, the Company has not engaged and does not intend to engage in the business of (1) investing. reinvesting, or trading in securities as its primary business, (2) of issuing face-amount certificates of the installment type, or (3) of investing, reinvesting. owning, holding or tr3ding securities nor shall it own. or propose to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. The Company does not intend to pursue any business opportunity or transaction which would render the Company an "Investment Company" as that term is defined in the investment Company Act of 1940".

      The Company does not intend to engage in the business of advising others, either directly or through publications or writings, as to the value of the securities or as to the advisability of investing, purchasing, or selling securities for compensation nor as a part of regular business to issue or promulgate analysis or reports concerning securities for compensation. The Company does not intend to pursue any course of business which would render it an "investment advisor", as that term is defined in the "Investment Advisor's Act of 1940."

OFFICE AND EMPLOYEES

      The Company maintains its principal place of business at 1610 So. Industrial Rd., Salt Lake City, Utah 84104 (801) 972-4488. No rent is being charged to the Company for the use of the office. The Company's Secretary-Treasurer, Robert E. Libby, will provide most of the clerical help needed by the Company. The Company has no employees, and does not anticipate the employment of such, except on a temporary and as-needed basis.

--------------------------------------------------------------------------------
                                 CAPITALIZATION
--------------------------------------------------------------------------------

     The following table sets forth the capitalization for the Company as of September 1, 1988 and as adjusted to reflect the issuance of all shares offered hereby.

                                                 Amount             Amount
                                Present        Outstanding        Outstanding
Title of        Amount         Amount         If Minimum         If Maximum
Class          Authorized     Outstanding       Is Sold            Is Sold

-------------------------------------------------------------------------------
Common Stock    50,000,000     3,750,000        8,750,000          13,750,000
($.001 Par
Value)
-------------------------------------------------------------------------------

     The foregoing figures are subject to change at any time after the Offering is closed. The Company has not granted and does not intend to grant any stock options. The Company does not have any present intent to sell any debt securities.

-------------------------------------------------------------------------------
                         PLAN OF DISTRIBUTION AND ESCROW
-------------------------------------------------------------------------------

The Company will act as its own underwriter and all shares will be offered and sold through the Company's President:, Tommy D. Masek. No commission will be paid in connection with the offer and sale of the Company's common shares, and the Company's President has otherwise agreed to pay his own day-to-day sales expenses. Tommy D. Masek has agreed to offer and sell the common shares offered hereby on a "best efforts - minimum or maximum" basis with a minimum of 5,000,000 shares, and the maximum of 10,000,000 shares. The Company's officers and directors do not intend to purchase any of the shares offered hereby. In the event the minimum 5,000,000 shares are not offered and sold within nine (9) months from the date of this Prospectus, all funds received from subscribers will be returned promptly to them, in full, without deduction or interest. If 5,000,000 or more common shares are sold before the expiration of the nine (9) month period, additional subscribers' funds will not be the subject or any further escrow obligation or subject to refund. All funds received by the Company with respect to the offer and sale of the minimum 5,000,000 shares will be deposited within three business days following receipt with Brighton Bank, 7101 South Highland Dr., Salt Lake City, Utah 84121, as Escrow Agent, pursuant to an Escrow Agreement entered into between the Company and Brighton Bank Share certificates will be issued to purchasers only if the purchase price for the minimum number of shares is released to the Company under that Agreement. Provided the minimum shares have been sold and the proceeds therefrom deposited with the Company's Escrow Agent on or before nine (9) months from the date of this Prospectus, the escrow will be terminated and the escrow funds released to the Company, less the Escrow Agent's fees. Thereafter, up to the offer and sale of the maximum 10,000,COO shares, all proceeds therefrom will not be subject to an escrow, and subscribers will receive their share certificates as reasonably soon as possible upon receipt of their subscription. All checks for purchase of shares must be made payable to Bank of Utah as Escrow Agent.

      Pursuant to the Escrow Agreement as between the Company to pay Brighton Bank as Escrow Agent, a total sum of fifty Dollars for its escrow services, to be paid from the proceeds of this Offering. In the event the minimum shares are not offered and sold prior to the expiration of nine (9) months from the effective date hereof, the bank is entitled to charge the Company Five Dollars ($5.00) per check for all refund checks returned to public subscribers.

                          DESCRIPTION OF COMMON STOCK

      The Company is presently authorized to issue 50,000,COD shares of its
S.001 par value common stock, of which 3,750,COD shares are presently issued and outstanding and an additional 10,000,000 shares are being offered pursuant to this Prospectus. The officers and directors of the Company do not presently intend to purchase any additional shares of the authorized common stock, but some of the authorized common stock may be used in the purchase of a business venture.

      A majority of the issued and outstanding shares of the Company's common stock must be present at a duly called shareholders' meeting in order to have a quorum. Under Delaware law, amendments to 'the Company's Articles of Incorporations, as well as certain other matter require an affirmative vote of at least a majority of the outstanding shares. The present officers and directors of the Company will own 27.3% of the outstanding shares of the Company, if the maximum shares are sold, and if only the minimum shares are sold, the Company's present officers and directors will own approximately 42.9% of the issued and outstanding shares.

      All shares of stock, when issued, will be fully-paid and nonassessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Owners of sham of Common stock are entitled to one vote for each share they own at any shareholders' meeting. Holders of shares of common, stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares. Reference is made to the Company's Articles of Incorporation and its By-Laws as well as to the applicable statutes of the state of Delaware for a more complete description of the rights liabilities of the holders of common stock. The common stock of the Company does not have cumulative voting rights which means that the holders of more than 50% of the shams voting for the election of directors may elect all of the directors if they chose to do so. In such event, the holders of the remaining shares aggregated less than 50% would not be able to elect any directors.

                                   DIVIDENDS

      The Company can give no assurance that it will generate earning from which cash dividends can be paid. However, management may follow a policy of retaining all such earnings to finance the development of its business. Such a policy could be maintained so long, as necessary to provide working capital for the Company's operations. Any dividends that may be paid in the future will be dependent upon the financial requirements of the Company and all other relevant factors.

                            REPORTS TO SHAREHOLDERS

      The Company will furnish annual reports to its shareholders which will include audited financial statements and such other interim reports as management deems appropriate.


                          TRANSFER AGENT AND REGISTRAR

      OTC Stock Transfer Inc. has agreed to act as transfer agent and registrar for the Company's common shares. Its address is 231 East 2100 South, Salt Lake City, Utah 84106.


                       LEGAL PROCEEDING AND OTHER MATTERS

      To the best knowledge of the Company, its officers and directors, neither the Company nor any of its officers and directors are a party to any material legal proceeding or litigation and the officers ad directors know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against the Company or its officers and directors.

      Legality of the shares of common stock being offered hereunder in connection with the corporation laws of the State of Delaware have been passed upon for the Company by Steven L. Godwin, 4055 South 7co East, suite 106, salt Lake city, Utah 84107.

      In connection with this Offering, additional information relating to the Company, including any legal opinions or the Articles of Incorporation, are available for inspection at the office of the Company.

                              FINANCIAL STATEMENTS

      The April 28, 1989 financial statements of the Company appearing in this Prospectus and Registration Statement have been examined by Val Stirling, Independent Certified Public Accountant, 4055 South 700 East, Suite 106, Wt Lake City, Utah 84107. His report on the financial statements is included in this Prospectus in reliance upon the report and upon the authority of Mr. Stirling as an expert in auditing and accounting.

                           AMERICAN SOLID FUEL, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 APRIL 28, 1989

                               TABLE OF CONTENTS

ACCOUNTANT'S REPORT                                     3

BALANCE SHEET                                           4

STATEMENT OF OPERATIONS                                 5

STATEMENT OF STOCKHOLDER'S EQUITY                       6

STATEMENT OF CASH FLOWS                                 7

NOTES TO THE FINANCIAL STATEMENTS                       8

                        REPORT OF INDEPENDENT ACCOUNTANT

Board of Directors
American Solid Fuel, Inc.
Salt Lake City

I have audited the accompanying balance sheet of American Solid Fuel, Inc. (a development stage company) as of April 28, 1989, and the related statements of operations, stockholders' equity and cash flows for the period from August 16, 1988, the date of inception, to April 28, 1989. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly in all material respects the financial position of American Solid Fuel, Inc. as of April 28, 1989, and the results of its operations and its cash flows for the period from August 16, 1988 the date of inception to April 28 1989, in conformity with generally accepted accounting principles.

/s/ VAL M. STIRLING
Val M. Stirling,
Certified Public Accountant
Salt Lake City, Utah
June 9, 1989

                           AMERICAN SOLID FUEL, INC.
                         (A Development Stage Company)
                                 BALANCE SHEET
                                     as of
                                 April 28, 1989

                                     ASSETS
Current Assets:
Cash In Bank - Checking                                    $  4,997
                                                           ---------
Total Current Assets                                                      $ 4,997
Other Assets:
Organization Costs, Net of $85
Accumulated Amortization                                   $    515
Deferred offering Costs                                    $  7,400
                                                           ---------
Total Other Assets                                                        $ 7,915
                                                                          ---------
Total Assets                                                              $12,912
                                                                          =========

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued Liabilities                                        $    500
                                                           ---------
Total Current Liabilities                                                 $   500
Stockholders' Equity:
Common Stock, $0.001 par value,
Authorized 50,000,000 shares;
Issued and outstanding 3,750,000
shares (Note 3)                                            $  3,750
Capital In Excess of Par Value                             $  8,750
Deficit accumulated during the
Development stage                                          $   ( 88)
                                                           ---------
Total Stockholders' Equity                                                $12,412
                                                                          ---------
Total Liabilities & Stockholders' Equity                                  $12,912
                                                                          =========

   The accompanying notes are an integral part of these financial statements

                           AMERICAN SOLID FUEL, INC.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                                 from Inception
                     August 16, 1988 through April 28, 1989

REVENUES:

EXPENSES:

   Amortization                         85
   Bank Charges                          3
     Total Expenses             $       88

NET INCOME:

   Net Loss                     $(      88)


                         EARNINGS PER SHARE COMPUTATION

EARNINGS PER SHARE                                  .000
WEIGHTED AVERAGE NUMBER OF SHARES               $750,000

   The accompanying notes are an Integral part of these financial statements

                           AMERICAN SOLID FUEL, INC.
                         (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                 from inception
                     August 16, 1988 through April 28, 1989


                                             Common Stock             Capital
                                         ---------------------     in Excess of    Accumulated
                                           Shares     Amount         Par Value       Deficit
                                         ---------- ----------     ------------    -----------
BALANCE, August 16, 1988                      ---    $    ---        $    ---       $    ---

Shares issued to initial
  stockholders for cash,
  August, 1988
  at $.001 per share                    3,750,000       3,750           8,750            ---

Proposed public stock
  offering of the Company's
  common stock                                ---         ---             ---            ---

Net loss for the period
  ended April 28, 1989                        ---         ---             ---        (    88)
                                        ---------    --------        --------        -------

BALANCE, April 28, 1989                 3,750,000    $  3,750        $  8,750       $(    88)
                                        =========    ========        ========        =======

                  The accompanying notes are an integral part
                         of these financial statements

                          AMERICAN SOLID FUEL, INC.
                        (A Development Stage Company)
                           STATEMENT OF CASH FLOWS
                                from inception
                    August 16, 1988 through April 28, 1989

Cash flows from operating activities:

  Net loss                                                   $(   88)

  Adjustments to reconcile net income
    to net cash provided by operating
    activities:

      Amortization                            $     85
                                             ----------
        Total adjustments                                    $    85
                                                            ---------
        Net cash provided by operating
          activities                                         $(    3)

Cash flows from financing activities:

  Proceeds from issuance of common
    stock                                     $ 12,500

  Deferred offering and organization
    costs                                     $( 7,500)
                                             ----------
Net cash provided by financing
  activities                                                 $ 5,000
                                                            ---------
Net increase in cash                                         $ 4,997

Cash at beginning of period                                  $     0
                                                            ---------
Cash at end of period                                        $ 4,997
                                                            =========

                 The accompanying notes are an integral part
                        of these financial statements

                            AMERICAN SOLID FUEL, INC
                          (A Development Stage Company

                         NOTES TO FINANCAIL STATEMENTS

NOTE I - SUMMARY OF SIGNIFICANT ACCOUNTTNG POLICIES

Organization - The Company was organized under the laws of the State of Delaware on August 16, 1988. The Company has not commenced planned principal operations and Is proposing to sell Its common stock to the public (See Note
2). Further, the Company is considered a development stage company as defined In SFAS No. 7 and has not thus far engaged In any business activities of any kind. Its principal activities since inception have consisted of the offer and sale of common shares to private investors and the engagement of- legal counsel and other professionals in connection with a proposed public offering of additional common shares. The Company has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company arid other relevant factors. Management has elected a fiscal year end of December 31.

Organization. Costs - The Company Is amortizing Its organization costs, which reflect amounts expended to organize the Company, over sixty (60) months using the straight-line method.

Income Taxes - No provision for Income taxes has been provided due to operating losses at April 28, 1989.

Earnings Per Share - The computation of loss per share of common stock is based on the weighted average number of shares outstanding through the financial statement date, April 28, 1989.

NOTE 2 - PROPOSED PUBLIC OFFERING OF COMMON STOCK

The Company Is In the process of preparing a registration statement through which It proposes to sell 10,000,000 shares of its previously authorized but unissued common stock. The offering Is submitted pursuant to the regulations of an S-18 offering in accordance, with the Securities Act of 1933. An offering price of $0.015 per share has been arbitrarily determined by the Company. Unless the sale of a minimum of 5,000,000 shares Is made within nine (9) months of the commencement of the offering, all proceeds will be refunded and no shares will be sold to the public. The

                            AMERICAN SOLID FUEL, INC
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

Company will, through Its management, act as Its own underwriter and sales agent and there will be no sales commissions on such sales.

Any expenditures Incident to the proposed public offering, which will consist primarily of legal, accounting and sales expenses of registration, will be deferred. All such expenditures will be charged against the proceeds of the offering or, In the event the offering is not consummated, to operating expense.

NOTE 3 - RELATED PARTY TRANSACTIONS

On August 16, 1988 the Company accepted subscriptions from the three members of the board of directors for an aggregate of 3,750,000 shares of its common stock, par value $0.001, for a total purchase price of $12,500 or an average of $0.0033 per share.

All of the original shares issued are "restricted" shares and may not be resold except in compliance with the provisions of Rule 144 promulgated by the Securities and Exchange Commission.

Management Compensation - Each officer and director will not be paid any Compensation for services rendered or reimbursed for expenses Incurred on behalf of the Company until such time the Company receives revenues from Its operations. Management has not rendered any services nor have they incurred any expenses on behalf of The Company to date.

Except as disclosed above, no officer, director, organizer of affiliate of the Company presently has any direct or Indirect material Interest by security holdings, contracts, options or otherwise in the Company, or any asset proposed to be acquired by the Company, or In any purchase, the value of which will be affected by the operations of the Company.

                               TABLE OF CONTENTS


                           AMERICAN SOLID FUEL INC.
                                                                      PAGE
Cover Page                                                              I
Note 3                                                                  2
Prospectus Summary                                                      4
Introductory Statements                                                 5
Risk Factors                                                            5
Dilution                                                               12
Use of Proceeds                                                        14
10,000,000 Common Shares
Management                                                             15
Directors & Officers                                                   15
Personal History                                                       16
Certain Transactions
and Principal Stock
holders                                                                17
Conflicts of Interest                                                  17
Proposed Business                                                      18
Introduction                                                           18
Acquisition
Restrictions                                                           23
Office & Employees                                                     23
Capitalization                                                         23
Plan of Distribution
and Escrow                                                             24

                                   PROSPECTUS

Description of Common
Stock                                                                  25
Dividends                                                              26
Reports to Shareholders                                                26
Transfer Agent &
Registrar                                                              26
Legal Proceedings and Efective Date
other Matters                                                          26
Financial Statements                                                   27
Financial Information                                                  28

FURTHER INFORMATION

The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, H.W., Washington D.C. 20549, a Registration Statement on Form S-18 under the Securities Act of 1933, as amended, with respect to the common shares to which this Prospectus relates. As permitted hr the Rules and Regulations of the Securities and Exchange Commission. this Prospectus does not contain all of the information set forth in the Registration Statement, including exhibits thereto, which any be examined and copies obtained, upon payment of the appropriate fee, from the Public Reference Branch, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington D.C. 20549.

                        Regulation S.-K [17CFR 229-702]

                    IDEMNIFICATION OF DIRECTORS AND OFFICERS

The Business Corporation Act of Delaware provides that a director, officer, employee or agent of the Corporation Act be indemnified against suit or other proceeding; whether it were civil, criminal, administrative or investigative if he becomes a party to said lawsuit or proceeding by reason of the fact that he is a director, officer, employee or agent of the corporation. The compensation for indemnification includes judgments, fines and amounts paid in settlement actual by him in connection with such action, suit or proceeding if tie acted in good faith and in a manner he reasonably believed to be in or not. opposed to the best interest of the corporation.

However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless the court. in which the action or suit is brought shall determine that despite his liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to be indemnified for expenses such court shall deem proper.

Article 9 (a) (b) (c) of the By-Laws of the corporation outlines the conditions under which arty director or officer of the registrant may be indemnified.
Article 9(a) provides that if any of party is involved In an action, suit or proceeding because he is a director, officer, or employee of the corporation he shall be indemnified against reasonable expenses, including attorney's fees actually and necessarily incurred by him in connection with the defense of such action, suit, or proceeding or in connection with any appeal therein. However, this protection does not apply if said person, director, or officer is liable for negligence or misconduct in the performance of his duties.

Article 9(b) states that the indemnification outlined in 9(a) shall not be deemed exclusive of other rights which an officer or director may have.

Article 9(c) provides that the amount of indemnification shall to determined by the board of directors unless there is no disinterested majority of the board available, in Witch case the amount shall be fixed by arbitration pursuant to the rules of the American Arbitration Association.

                        Regulation S-K C 17 CFR 229-5111

                      EXPENSES OP AMERICAN SOLID WEL, IWC.

The following is an itemized list of e3timated expenses in correction with the issuance and distribution of the securities to be Registered:

I. Incorporation, Filing Fees, Accounting and legal
Fees                                     $13,200
2. Printing                              $   500
3. Transfer Agent Fees                   $   500
4. Escrow Agent Fees                     $   400

TOTAL                                    $14,600

                        Regulation S-K [17 CFR 229.701]

                     RECENT SALES OF UNREGISTERED SECURITIES

       The following information is given concerning all securities of the registrant sold by the registrant within the past three (3) years.

       a. On September 1, 1988, 3,750,000 shares of common stock were sold to Tommy D. Masek for the purchase price of $12,500.

       b. There were no underwriters involved.

       c. The consideration for the sale of the securities was as stated above.

       d. Section 4.2 of the Securities Act 1933 is relied upon by the parties for the exemption of registration for the sale of the 3,750,000 shares of stock.

                        Regulation S-K (17 CFR 229.601)
                                 EXHIBIT INDEX

ITEMS                                   COMMENT AND/OR MORE
1.  UNDERWRITING AGREEMENT                                                      NONE

3.  ARTICLES OF INCORPORAION AND BY-LAWS                                        PAGE 45, 48

4.  INSTRUMENTS DEFININE THE RIGHTS IF SECURITY HOLDERS, INCLUDING INDENTURES
IS INCORPORATED BY REFERENSE TO EXHIBIT3, ARTICLE IV OF THE ARTICLES OF
INCOPORATION AND ARTICELS II, V AND X IOF THE BY-LAWS

5.  OPINION RE LEGALITY                                                         PAGE 59

6.  OPINION RE DISCOUNT ON CAPITAL SHARES                                       NONE

7. OPINION RE LIQUIDATION REFERENCE                                             NONE

8. OPINION RE TAX MATTERS                                                       NONE

10. MATERIALS CONTRACTS (ESCROW AGREEMENT)                                      PAGE 60

14.  MATERIAL FOREIGN PATENTS                                                   NONE

15.  LETTER RE AUDITED INTERIM FINANCIAL INFORMATION                            NONE

16.  LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION                          NONE

24.  CONSENTS OF EXPERTS AND COUSEL                                             PAGE 63, 64

25.  POWER OF ATTORNEY                                                          NONE

26. STATEMENT OF ELIGIBILITY OF TRUSTEE                                         NONE

27.  INVITATIONS FOR COMPETITIVE BIDS                                           NONE

28  STOCK CERTIFICATES                                                          PAGE 65